Exhibit 99.1

TREE.COM REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

•	Quarterly revenue of $36.4 million; up 52% over fourth quarter 2012

•	Record quarterly Variable Marketing Margin of $16.3 million; up 32% over fourth quarter 2012

•	Net Income from Continuing Operations of $1.3 million

•	Record quarterly Adjusted EBITDA of $5.9 million; up 115% over fourth quarter 2012

•	Results exceeded previous guidance on all metrics

CHARLOTTE, NC - March 10, 2014 - Tree.com, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation’s leading online source for competitive home loan offers, today announced results for the quarter and full year ended December 31, 2013.
“We once again produced record levels of Variable Marketing Margin and Adjusted EBITDA, despite seasonal headwinds, capping off a banner year in which we grew revenue and Adjusted EBITDA by 48% and 32%, respectively, over last year's Adjusted Exchanges results” said Doug Lebda, Chairman & CEO of Tree.com. “In a quarter in which we typically see lower consumer demand for our services and advertising becomes more costly, the team did an excellent job of optimizing our marketing investment to drive increased profitability. Additionally, our diversification strategy continued to pay off, as we achieved record revenue from our non-mortgage products. Overall, the quarter’s results notably exceeded our prior guidance.”
“In an environment in which mortgage originations continue to decline significantly, we believe the role of our performance-based marketing services takes on greater importance for lenders, as indicated by the activity on our exchange. In the fourth quarter, one-third of our existing clients increased their spend with us by at least 20% over the preceding third quarter. And as mortgage originations continued to contract, we saw improved monetization of our leads.”
Fourth Quarter 2013 Business Highlights

•
Continuing the divergence from overall market trends, revenue from mortgage products was up 49% in the fourth quarter from the same period last year, while total mortgage market originations fell by 47% during this time.

•
Proactive and ongoing enhancements to LendingTree.com’s purchase mortgage offering continued to yield impressive results, with fourth quarter revenue from purchase mortgage products up nearly 200% from the same period in 2012.

•
Record revenue from non-mortgage products of $5.2 million in the fourth quarter, reflecting an increase of 112% over the fourth quarter 2012, was bolstered by the launch of new and improved products throughout the year, including the LoanExplorer “rate table” marketplace and reverse mortgage and personal loan offerings.

Tree.com Selected Financial Metrics
(In millions)

			Q/Q		Y/Y
	Q4 2013	Q3 2013	% Change	Q4 2012	% Change
Revenue by Product
Mortgage Products (1)	$31.2	$32.6	(4)%	$21.0	49%
Non-Mortgage Products (2)	5.2	4.7	10%	2.5	112%
Corporate	—	—	NM	0.5	NM
Total Revenue	$36.4	$37.3	(2)%	$23.9	52%
Non-Mortgage %	14%	13%		10%

Selling and Marketing Expense
Exchanges Marketing Expense (3)	$20.1	$22.3	(10)%	$11.6	73%
Other Marketing	2.6	2.6	1%	2.3	10%
Selling and Marketing Expense	$22.6	$24.8	(9)%	$13.9	63%

Variable Marketing Margin (4)	$16.3	$15.1	8%	$12.4	32%
Variable Marketing Margin % of Revenue	45%	40%		52%

Net Income/(Loss) from Continuing Operations	$1.3	$0.3	317%	$2.5	(47)%

Adjusted EBITDA (5)	$5.9	$5.4	10%	$2.7	115%
Adjusted EBITDA % of Revenue (5)	16%	14%		11%

(1)	Includes the purchase mortgage and refinance mortgage products.
(2)	Includes the home equity, reverse mortgage, rate table, personal loan, auto, education, home services, insurance and personal credit products.
(3)
Defined as the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses. Please see “Tree.com's Reconciliation of Non-GAAP Measures to GAAP” and “Tree.com's Principles of Financial Reporting” below for more information.

(4)	Defined as revenue minus Exchanges marketing expense and is considered an operating metric.
(5)
Adjusted EBITDA and adjusted EBITDA % of revenue are non-GAAP measures. Please see "Tree.com's Reconciliation of Non-GAAP Measures to GAAP" and "Tree.com's Principles of Financial Reporting" below for more information.

Fourth Quarter 2013 Financial and Operating Highlights

•	Fourth quarter 2013 revenue of $36.4 million exceeded prior guidance and represents an increase of $12.5 million, or 52%, over revenue in the fourth quarter 2012.

•
Variable marketing margin of $16.3 million in the fourth quarter 2013 was the highest level achieved since we began reporting this operating metric and, as a percent of revenue, reflected completion of the expensing of production costs for the new brand campaign early in the quarter. With production of new television spots currently underway, a resumption of production expenditures is anticipated in Q1 2014.

•	Adjusted EBITDA of $5.9 million also represents a record result and exceeded our previous guidance.

•
Working capital was $72.7 million at December 31, 2013. Working capital is calculated as current assets (including unrestricted and restricted cash) minus current liabilities (including loan loss reserves).

Full Year 2013 Financial and Operating Highlights

•
Full year 2013 revenue of $139.2 million exceeded prior guidance and represents increases of 48% and 80% over full year 2012 Adjusted Exchanges revenue and GAAP revenue, respectively. Growth in revenue was entirely internally-generated. Included in this result is growth in Mortgage Revenue of 64% over Adjusted Mortgage Exchange Revenue in 2012, while total mortgage originations in the market declined by 13%.

•
Variable marketing margin of $58.6 million in 2013, or 42% of revenue, increased by 24% from Adjusted Variable Marketing Margin of $47.1 million, or 50% of Adjusted Exchanges revenue, in 2012. 2012 Adjusted Variable Marketing Margin is defined as Adjusted Exchanges Revenue less Adjusted Exchanges Marketing Expense.

•	Net loss from Continuing Operations of $0.7 million.

•
Adjusted EBITDA of $18.7 million exceeded the high end of the previous guidance range of $16 - $17 million and represents year-over-year growth of 32%, as compared with Adjusted Exchanges EBITDA of $14.2 million in 2012.

Business Outlook - 2014
Tree.com is providing revenue, variable marketing margin and Adjusted EBITDA guidance for the first quarter 2014 and maintaining its previously provided full year 2014 outlook.

For Q1 2014:

•	Tree.com expects revenue to grow 30 - 40% over the first quarter 2013.

•	Variable Marketing Margin for Q1 2014 is anticipated to be in the range of $14.0 - $15.0 million.

•	Adjusted EBITDA for first quarter 2014 is anticipated to be in the range of $4.0 - $4.5 million.

For full year 2014, TREE is reiterating its previous guidance:

•	Revenue is anticipated to grow by 10% - 15% over 2013.

•	Variable Marketing Margin is anticipated to be in the range of $62 - $66 million.

•	Adjusted EBITDA is anticipated to be in the range of $20 - $21 million.

Quarterly Conference Call
A conference call to discuss Tree’s fourth quarter and full year 2013 financial results will be webcast live today at 6:00 PM Eastern Time (ET). The live audiocast is open to the public and available on Tree’s investor relations website at http://investor-relations.tree.com/. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on Tree’s investor relations website until 11:59 PM ET on Wednesday March 19, 2014. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #4756168. Callers outside the United States may dial (404) 537-3406 with passcode #4756168.

TREE.COM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share information)

	Three Months Ended		Year Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	(Unaudited)	(Unaudited)
Revenue	$36,411	$23,942	$139,240	$77,443
Costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	1,503	1,465	6,542	4,295
Selling and marketing expense	22,648	13,937	91,121	48,934
General and administrative expense	6,841	6,065	24,658	22,231
Product development	1,350	1,146	5,264	3,529
Depreciation	853	901	3,501	4,105
Amortization of intangibles	28	44	147	358
Restructuring and severance	83	52	159	(57)
Litigation settlements and contingencies	2,143	(4,049)	8,955	(3,101)
Total costs and expenses	35,449	19,561	140,347	80,294
Operating income (loss)	962	4,381	(1,107)	(2,851)
Other income (expense):
Interest expense	(1)	(275)	(19)	(881)
Income (loss) before income taxes	961	4,106	(1,126)	(3,732)
Income tax benefit (expense)	356	(1,603)	453	1,483
Net income (loss) from continuing operations	1,317	2,503	(673)	(2,249)
Discontinued operations:
Gain from sale of discontinued operations, net of tax	(540)	60	9,561	24,373
Income (loss) from operations of discontinued operations, net of tax	(777)	(244)	(4,739)	24,501
Income (loss) from discontinued operations	(1,317)	(184)	4,822	48,874
Net income	$—	$2,319	$4,149	$46,625

Weighted average shares outstanding:
Basic	11,025	10,768	11,035	10,695
Diluted	11,839	11,557	11,035	10,695
Net income (loss) per share from continuing operations:
Basic	$0.12	$0.23	$(0.06)	$(0.21)
Diluted	$0.11	$0.22	$(0.06)	$(0.21)
Net income (loss) per share from discontinued operations:
Basic	$(0.12)	$(0.02)	$0.44	$4.57
Diluted	$(0.11)	$(0.02)	$0.44	$4.57
Net income per share attributable to common shareholders:
Basic	$—	$0.22	$0.38	$4.36
Diluted	$—	$0.20	$0.38	$4.36

TREE.COM, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share amounts)

	December 31, 2013	December 31, 2012

ASSETS:
Cash and cash equivalents	$91,667	$80,190
Restricted cash and cash equivalents	26,017	29,414
Accounts receivable, net of allowance of $408 and $503, respectively	12,850	11,488
Prepaid and other current assets	1,689	773
Current assets of discontinued operations	46	407
Total current assets	132,269	122,272
Property and equipment, net	5,344	6,155
Goodwill	3,632	3,632
Intangible assets, net	10,684	10,831
Other non-current assets	111	152
Non-current assets of discontinued operations	129	129
Total assets	$152,169	$143,171
LIABILITIES:
Accounts payable, trade	$4,881	$2,741
Deferred revenue	49	648
Accrued expenses and other current liabilities	23,265	19,960
Current liabilities of discontinued operations	31,327	31,017
Total current liabilities	59,522	54,366
Other non-current liabilities	378	936
Deferred income taxes	4,849	4,694
Non-current liabilities of discontinued operations	210	253
Total liabilities	64,959	60,249
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; authorized 5,000,000 shares; none issued or outstanding	—	—
Common stock $.01 par value; authorized 50,000,000 shares; issued 12,619,835 and 12,195,209 shares, respectively, and outstanding 11,250,903 and 11,006,730 shares, respectively	126	122
Additional paid-in capital	907,148	903,692
Accumulated deficit	(807,331)	(811,480)
Treasury stock 1,368,932 and 1,188,479 shares, respectively	(12,733)	(9,412)
Total shareholders' equity	87,210	82,922
Total liabilities and shareholders' equity	$152,169	$143,171

TREE.COM'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Below is a reconciliation of Adjusted EBITDA to net income (loss) from continuing operations. See "Tree.com's Principles of Financial Reporting" for further discussion of the Company's use of these Non-GAAP measures.

	(In thousands)
	Three Months Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Adjusted EBITDA	$5,908	$5,364	$2,745	$18,717	$3,779
Adjustments to reconcile to net income (loss) from continuing operations:
Amortization of intangibles	(28)	(33)	(44)	(147)	(358)
Depreciation	(853)	(891)	(901)	(3,501)	(4,105)
Restructuring and severance	(83)	70	(52)	(159)	57
Loss on disposal of assets	(140)	(1)	(394)	(165)	(738)
Non-cash compensation	(1,349)	(1,412)	(1,022)	(5,627)	(4,587)
Discretionary cash bonus	—	—	—	(920)	—
Trust contribution	(350)	—	—	(350)	—
Litigation settlements and contingencies	(2,143)	(2,875)	4,049	(8,955)	3,101
Other expense, net	(1)	(4)	(275)	(19)	(881)
Income tax benefit (provision)	356	98	(1,603)	453	1,483
Net income (loss) from continuing operations	$1,317	$316	$2,503	$(673)	$(2,249)

Below is a reconciliation of revenue to Adjusted Exchanges revenue, selling and marketing expense to Adjusted Exchanges marketing expense, and Adjusted EBITDA (reconciled to net income (loss) from continuing operations in the table above) to Adjusted Exchanges EBITDA. See "Tree.com's Principles of Financial Reporting" for further discussion of the Company's use of these Non-GAAP measures.

	(In thousands)
	Three Months Ended		Year Ended December 31,
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Revenue	$36,411	$23,492	$139,240	$77,443

Mortgage Revenue	$33,815	$21,307	$127,985	$61,176
Adjustment: Modeled Revenue for leads sent to HLC	—	—	—	16,864
Adjusted Mortgage Exchange Revenue	N/A	N/A	N/A	$78,040

Non-Mortgage Revenue	2,595	2,110	10,632	14,620
Corporate Revenue	1	525	624	1,647

Total Adjusted Exchanges Revenue	N/A	N/A	N/A	$94,307

Selling & Marketing Expense	$22,648	$13,937	$91,121	$48,934

Exchanges Marketing Expense	20,073	11,590	80,680	41,272
Adjustment: Shared Variable Marketing allocated to HLC	—	—	—	5,927
Adjusted Exchanges Marketing Expense	N/A	N/A	N/A	$47,199

Other Marketing	2,575	2,347	10,441	7,661

Adjusted EBITDA	$5,908	$2,745	$18,717	$3,779

Adjustment: Combined Revenue & Marketing	—	—	—	10,937
Adjustment: Shared compensation costs allocated to HLC	—	—	—	(489)
Adjusted Exchanges EBITDA	N/A	N/A	N/A	$14,227

TREE.COM’S PRINCIPLES OF FINANCIAL REPORTING

Tree.com reports Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), as adjusted for certain items discussed below (“Adjusted EBITDA”) and Adjusted EBITDA % of revenue as supplemental measures to GAAP. These measures are primary metrics by which Tree.com evaluates the performance of its businesses, on which its marketing expenditures are based and, in the case of Adjusted EBITDA, by which management and many employees are compensated. Tree.com believes that investors should have access to the same set of tools that it uses in analyzing its results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Tree.com provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above. Tree.com is not able to provide a reconciliation of projected Adjusted EBITDA to expected reported results due to the unknown effect, timing and potential significance of the effects of the wind-down of discontinued operations and tax considerations.

Definition of Tree.com's Non-GAAP Measures

EBITDA is defined as operating income or loss (which excludes interest expense and taxes) excluding amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash intangible asset impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements and contingencies and legal fees for certain patent litigation, (6) adjustments for significant acquisitions or dispositions, and (7) one-time items. Adjusted EBITDA has certain limitations in that it does not take into account the impact to Tree.com’s statement of operations of certain expenses, including depreciation, non-cash compensation and acquisition-related accounting. Tree.com endeavors to compensate for the limitations of the non-GAAP measures presented by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.

Adjusted Mortgage Exchange revenue is defined as revenue generated by our mortgage exchange plus modeled revenue for leads provided to HLC, assuming sale prices for such leads equaled contemporaneous sale prices of leads of similar quality sold to network lenders. Accordingly, this measure also assumes lender demand on the network would have been sufficient to absorb the additional lead volume without affecting the prices of the leads actually sold. The Company believes these are reasonable assumptions to facilitate the purpose of this metric, which is to give investors a view into what the results might have been if the Company did not operate HLC. Investors are cautioned that there is inherent uncertainty in this metric and the Company urges investors to consider this metric, and the other non-GAAP measures discussed below that include this metric, in addition to results prepared in accordance with GAAP and not as substitutions for or superior to GAAP results.

Total adjusted Exchanges revenue is defined as adjusted Mortgage Exchange revenue plus revenue from the non-mortgage verticals.

Exchanges marketing expense is defined as the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses. Adjusted Exchanges marketing expense is a non-GAAP measure that adds to Exchanges marketing expense the selling and marketing expense allocated to the company's former mortgage origination business and recorded in discontinued operations.

Adjusted Exchanges EBITDA is defined as Adjusted EBITDA from continuing operations, plus modeled revenue for leads provided to HLC, minus the selling and marketing expense allocated to HLC and recorded in discontinued operations.

Non-GAAP adjusted Exchanges metrics are not prepared in accordance with SEC rules or Generally Accepted Accounting Principles requiring certain pro forma financial information giving effect to the disposition of a material asset that has occurred or in some cases that is probable, and they are not intended to be a substitute for such financial information. The Company prepared and reported pro forma financial information following the closing of the sale of assets of Home Loan Center, Inc. ("HLC") in accordance with SEC rules and Generally Accepted Accounting Principles, which was filed as an exhibit to Tree.com’s Form 8-K filed on June 7, 2012.

One-Time Items

Adjusted EBITDA is adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items, except for a compensation charge of $0.9 million related to a discretionary cash bonus payment to employee stock option holders in Q1 2013 and a $0.4 million contribution to a trust in Q4 2013.

Non-Cash Expenses That Are Excluded From Tree.com's Adjusted EBITDA

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock units, stock options and restricted stock. These expenses are not paid in cash and Tree.com includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with Tree.com remitting the required tax withholding amounts from its current funds.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of Tree.com and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain customers in a cost-effective manner; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2012 and our Quarterly Report on Form 10-Q for the period ended September 30, 2013, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.
About Tree.com, Inc.

Tree.com, Inc. (NASDAQ: TREE) is the parent of several brands and businesses that provide information, tools, advice, products and services for critical transactions in consumers’ lives. Our family of brands includes: LendingTree®, GetSmart®, LendingTree EducationSM, LendingTreeAutosSM, LendingTree HomeProsSM, DoneRight® and InsuranceTree®. Together, these brands serve as an ally for consumers who are looking to comparison shop for loans, education, auto, home services and other services from multiple businesses and professionals who will compete for their business.
Tree.com, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States. For more information, please visit www.tree.com.
Contacts:
Investor Relations
877-640-4856
tree.com-investor.relations@tree.com